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                                                                     EXHIBIT 5.2

            [LETTERHEAD OF LEBOEUF, LAMB, GREENE AND MACRAE, L.L.P.]

                                        February 12, 2004


Montpelier Re Holding Ltd.
Mintflower Place
8 Par-La-Ville Road
Hamilton HM 08
Bermuda

  Re:         Montpelier Re Holdings Ltd.
              MRH Capital Trust I
              MRH Capital Trust II
              Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special U.S. counsel for Montpelier Re Holdings Ltd., a company existing under the laws of Bermuda (the "Company"), in connection with the filing by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, to which this opinion and consent is related (the "Registration Statement"), with respect to the registration of up to $1,718,645,228 of securities of the Company, MRH Capital Trust I and MRH Capital Trust II (collectively, the "Capital Trusts") and certain selling shareholders, consisting of: the Company's senior and subordinated debt securities (collectively, the "Debt Securities"); the Company's common shares, par value U.S. 1/6 cent per share (the "Common Shares"); the Company's preference shares, par value U.S. 1/6 cent per share (the "Preference Shares"); depositary shares representing fractional interests in the Common Shares and Preference Shares (the "Depositary Shares"); warrants to purchase Common Shares (the "Common Share Warrants"); warrants to purchase Preference Shares (the "Preference Share Warrants"); warrants to purchase Debt Securities (the "Debt Warrants," and together with the Common Share Warrants, Preference Share Warrants and Debt Warrants, the "Warrants"); purchase contracts (the "Purchase Contracts"); purchase units (the "Purchase Units"); preferred securities of the Capital Trusts (the "Trust Preferred Securities"); and the Company's guarantees

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Montpelier Re Holding Ltd.
February 12, 2004
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of the Trust Preferred Securities (the "Guarantees"). The Debt Securities,
Common Shares, Preference Shares, Depositary Shares, Warrants, Trust Preferred Securities, Purchase Contracts, Purchase Units and Guarantees are herein referred to collectively as the "Securities." The Securities may be issued and sold from time to time after the Registration Statement, to which this opinion is an exhibit, becomes effective.

         The Debt Securities may be issued under (i) the Senior Indenture, dated as of July 15, 2003, between the Company, as Issuer, and The Bank of New York, as Trustee (the "Senior Indenture"), (ii) the Subordinated Indenture (the "Subordinated Indenture") or (iii) the Junior Subordinated Indenture (the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Subordinated Indenture, the "Indentures"). Certain terms of the Debt Securities will be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Debt Securities.

         The Warrants may be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Warrants.

         The Trust Preferred Securities may be issued by the Capital Trusts pursuant to the terms of Amended and Restated Trust Agreements among the Company, as Depositors, The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee (collectively, the "Trust Agreements"), and the Guarantees may be issued by the Company pursuant to Preferred Securities Guarantee Agreements between the Company, as Guarantor, and The Bank of New York, as Guarantee Trustee, in each case to be entered into prior to the issuance of the Trust Preferred Securities, with certain terms of the Trust Preferred Securities and the Guarantee to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate actions to be taken relating to the issuance of the Trust Preferred Securities.

         In connection therewith, we have examined (a) the Registration Statement, (b) the Senior Indenture, (c) the form of the senior note attached as an exhibit to the Senior Indenture, (d) the Subordinated Indenture, (e) the form of the subordinated note attached as an exhibit to the Subordinated Indenture,
(f) the Junior Subordinated Indenture, (g) the certificates of trust of the Capital Trusts, dated as of January 27, 2004, (h) the trust agreements, dated as of January 27, 2004 of the Capital Trusts, between the Company, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, (i) the forms of Amended and Restated Trust Agreement, (j) the forms of preferred security certificate attached as exhibits to the forms of Amended and Restated Trust Agreement, and (k) the forms of Preferred Securities Guarantee Agreement. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have

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Montpelier Re Holding Ltd.
February 12, 2004
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reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

            In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

            Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that:

            1. Assuming that (i) the Indentures, any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly and properly authorized; (ii) the Registration Statement has become effective under the Securities Act; (iii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture relating to such Debt Securities; (iv) the Indentures have been duly executed and delivered by each party thereto; (v) the terms of such Debt Securities have been duly established in accordance with the applicable Indenture and any applicable supplemental indenture relating to such Debt Securities and are such that they do not violate any applicable law or result in a default under or breach of any agreement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (vi) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and any applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Debt Securities (including any Debt Securities duly issued upon exchange or conversion of any Preferred Shares, Trust Preferred Securities or Purchase Contracts that are exchangeable or convertible into Debt Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

            2. Assuming that (i) the Warrants have been duly and properly authorized; (ii) the Registration Statement has become effective under the Securities Act; and (iii) the

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Montpelier Re Holding Ltd.
February 12, 2004
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                 applicable Warrant Agreement and warrant certificate have been duly executed and delivered by each party thereto and their terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

            3. Assuming that (i) a Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly and properly authorized; (ii) the Common Shares or the Preferred Shares relating to such Depositary Shares have been duly and properly authorized for issuance in accordance with the Memorandum of Association and Bye-laws of the Company and in accordance with a resolution of the Board of Directors of the Company specifying the specific terms thereof and the rights attaching thereto in accordance with the Memorandum of Association and Bye-laws of the Company and Bermuda law, and that such terms do not violate any applicable law or result in a default under or breach of any agreement or restriction imposed by any court or regulatory body having jurisdiction over the Company; (iii) the Registration Statement has become effective under the Securities Act; (iv) the Deposit Agreement has been duly executed and delivered by each party thereto; (v) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares and are such that they do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (vi) the Common Shares or the Preferred Shares relating to such Depositary Shares have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Receipts evidencing such Depositary Shares are duly issued against the deposit of such Common Shares or Preferred Shares in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

            4. Assuming that (i) Purchase Contracts and the terms of the offering thereof and related matters have been duly and properly authorized (including authorization of the issuance of the Common Shares, the Preference Shares or the Debt Securities to be issued pursuant to the Purchase Contracts), and the terms thereof do not violate any applicable law or result in a default under or breach of any agreement

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Montpelier Re Holding Ltd.
February 12, 2004
Page 5

                 or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) the Registration Statement has become effective under the Securities Act; (iii) the Purchase Contracts have been duly and properly executed, issued and are delivered by each party thereto; and (iv) the payment of the consideration for the Purchase Contracts has been made in accordance with such authorization as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Purchase Contracts will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding to equity or at law.

            5. Assuming that (i) Purchase Units and the terms of the offering thereof and related matters have been duly and properly authorized, and the terms thereof do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) the Registration Statement has become effective under the Securities Act; (iii) the Company has taken all necessary corporate action to authorize the issuance and terms of the Purchase Contracts that are a component of such Purchase Units (including authorization of the issuance of the Common Shares, the Preference Shares or the Debt Securities to be issued pursuant to such Purchase Contracts); (iv) in the case of Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof, in accordance with their terms; (v) in the case of Purchase Units consisting at least in part of Debt Securities and Trust Preferred Securities, the Company has taken all necessary corporate action to authorize the issuance and terms of such Debt Securities and Trust Preferred Securities; and (vi) each of (a) such Purchase Units, (b) such Purchase Contracts and (c) in the case of Purchase Units consisting at least in part of Debt Securities and Trust Preferred Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Debt Securities or Trust Preferred Securities, have been duly executed, authenticated (in the case of such Debt Securities and Trust Preferred Securities), issued and delivered by each party thereto, then, upon the payment of the consideration for the Purchase Units and any related Purchase Contracts, Debt Securities or Trust Preferred Securities in accordance with such corporate action and, in the case of such Debt Securities, the Indentures, such Purchase Units will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable





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Montpelier Re Holding Ltd.
February 12, 2004
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                 bankruptcy, insolvency, reorganization, moratorium,
                 rehabilitation, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

            6. Assuming that (i) Guarantees have been duly and properly authorized; (ii) the Registration Statement has become effective under the Securities Act; (iii) the applicable Guarantee Agreement has been duly executed and delivered by each party thereto and its terms do not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Trust Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Guarantees will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding inequity or at law.

            The opinions rendered herein are limited to the laws of the State of New York and the Federal law of the United States. In particular, we do not pass on any matter governed by Bermuda law and we assume the validity of the Indentures, the Warrant Agreement, the Trust Agreements and the Securities under the Company's constitutional documents and any law, regulation, order or decree in Bermuda.

            We consent to the filing of this opinion with the Commission as an exhibit to the Company's Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Registration Statement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act.


                                    Very truly yours,

                                    /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                                    LeBoeuf, Lamb, Greene & MacRae, L.L.P.